SiriusPoint Reports First Quarter 2026 Net Income of $100m, Return on Equity of 17.4% and Operating Return on Equity of 15.3%

HAMILTON, Bermuda, May 7, 2026 - SiriusPoint Ltd. (“SiriusPoint” or the “Company”) (NYSE:SPNT), a specialty underwriter, today announced results for its first quarter ended March 31, 2026.
First Quarter 2026 Highlights
•Net income available to SiriusPoint common shareholders of $100 million, or $0.82 per diluted common share
•Operating earnings per share of $0.70, up 37% versus prior year
•Annualized return on equity of 17.4%, with operating return on equity of 15.3%
•Core combined ratio of 88.9% improved 6.5 points versus prior year
•Insurance & Services gross written premium growth of 8%; discipline in Reinsurance with premiums decreasing 10%
•Book value per diluted common share (ex. AOCI) increased 5% from December 31, 2025 to $18.98
•Total capital returned to shareholders of $242 million, including $42 million of common share repurchases(1). Increasing 2026 share repurchase commitment by a further $74 million to our full authorization of $174 million
•Balance sheet remains strong with BSCR estimate of 242%
•Financial Strength Ratings upgraded to ‘A’ by three Rating Agencies in the last three months
(1) As at May 6, 2026.
Scott Egan, Chief Executive Officer, said: “We began 2026 with continued strong momentum. Our first quarter results provide further evidence of our consistent delivery with a Core combined ratio of 88.9%. With an operating return on equity of 15.3%, we are once again operating at the top end of our 12-15% across the cycle target range.
“We believe our strategy and nimbleness positions us well to grow where we see attractive returns, despite market conditions softening in places. During the quarter we have grown our Insurance & Services premium by 8% versus prior year, while being disciplined in the Reinsurance market where we reduced premiums by 10%. We continue to be positive about growth opportunities for the remainder of 2026 in Insurance and will maintain our disciplined approach in Reinsurance.
“We were pleased by the ratings upgrades from S&P, AM Best and Fitch in the last three months, with each recognizing our continued progress and financial strength.
“With a strong balance sheet, clear underwriting strategy, a lower volatility portfolio, and three ratings upgrades, we believe we are positioned well to deliver sustained strong performance.”

Key Financial Metrics
The following table shows certain key financial metrics for the three months ended March 31, 2026 and 2025 and as of March 31, 2026 and December 31, 2025:

	2026	2025
	($ in millions, except for ratios)
Combined ratio	87.8%	91.4%
Core combined ratio ⁽¹⁾	88.9%	95.4%
Core underwriting income ⁽¹⁾	$70.9	$28.5
Core net services income ⁽¹⁾	$8.4	$18.9
Operating net income ⁽¹⁾	$85.7	$61.0
Operating earnings per share ⁽¹⁾	$0.70	$0.51
Annualized ROE	17.4%	12.9%
Annualized Operating ROE ⁽¹⁾	15.3%	13.8%

	March 31, 2026	December 31, 2025
Book value per common share	$19.86	$19.40
Book value per diluted common share	$19.03	$18.61
Book value per diluted common share ex. AOCI ⁽¹⁾	$18.98	$18.10
Tangible book value per diluted common share ⁽¹⁾	$17.72	$17.62
(1)Core combined ratio, Core underwriting income, and Core net services income are non-GAAP financial measures. See definitions in “Non-GAAP Financial Measures” and reconciliations in “Segment Reporting.” Operating net income, Operating earnings per share, Annualized Operating ROE, book value per diluted common share ex. AOCI and tangible book value per diluted common share are non-GAAP financial measures. See definitions and reconciliations in “Non-GAAP Financial Measures.”
First Quarter 2026 Summary
Consolidated underwriting income for the three months ended March 31, 2026 was $77.7 million compared to $54.1 million for the three months ended March 31, 2025. The improvement was primarily driven by premium growth and a decrease in catastrophe losses of $62.5 million, partially offset by a decrease in favorable prior year development of $16.3 million.
Reportable Segments
The determination of our reportable segments is based on the manner in which management monitors the performance of our operations, which consist of two reportable segments - Insurance & Services and Reinsurance. Collectively, the sum of our two segments, Insurance & Services and Reinsurance, constitute our “Core” results. Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. See reconciliations in “Segment Reporting.” We believe it is useful to review Core results as it better reflects how management views the business and reflects our decision to exit the run off business. The sum of Core results and Corporate results are equal to the consolidated results of operations.
Core Premium Volume
Gross written premium increased by $13.9 million, or 1.4%, to $1,003.8 million for the three months ended March 31, 2026 compared to $989.9 million for the three months ended March 31, 2025. Net written premium decreased by $55.2 million, or 7.3%, to $696.8 million for the three months ended March 31, 2026 compared to $752.0 million for the three months ended March 31, 2025. Net earned premium increased by $12.5 million, or 2.0%, to $638.3 million for the three months ended March 31, 2026 compared to $625.8 million for the three months ended March 31, 2025. The increases in gross written premium and net earned premium were driven by our Insurance & Services segment, including growth in Accident & Health (“A&H”), General Liability, and Surety, partially offset by decreases in our Reinsurance segment, primarily in Property Catastrophe, Bermuda and London Specialty, and New York Casualty. The decrease in net written premium was primarily driven by the decreases in our Reinsurance segment and the ceded premium related to the inception of an aggregate reinsurance program in the current quarter, as well as a large one-time assumed reinsurance contract with a single MGA in our Surety business in the first quarter of 2025.
Core Underwriting Results
Core results for the three months ended March 31, 2026 included income of $79.3 million compared to $47.4 million for the three months ended March 31, 2025. Income for the three months ended March 31, 2026 consists of underwriting income of $70.9 million (88.9% combined ratio) and net services income of $8.4 million, compared to underwriting income of $28.5 million (95.4% combined ratio) and net services income of $18.9 million for the three months ended March 31, 2025. The improvement in underwriting income was primarily driven by decreased catastrophe losses and a lower attritional loss ratio, partially offset by a decrease in favorable prior year development and higher expense ratios.
Catastrophe losses were minimal for the three months ended March 31, 2026, compared to $67.9 million, or 10.9 percentage points on the combined ratio, for the three months ended March 31, 2025, primarily from the California wildfires. Losses incurred included $32.2 million of favorable prior year loss reserve development for the three months ended March 31, 2026 primarily driven by favorable development in Credit, mainly from better than expected loss experience, as well as favorable development in A&H, due to lower than expected reported attritional losses, compared to $34.3 million for the three months ended March 31, 2025 primarily driven by favorable development in Property, mainly from reserve releases relating to prior year’s catastrophe events, as well as favorable development in A&H, due to lower than expected reported attritional losses. The increased acquisition cost ratio primarily resulted from profit commission accruals related to prior year programs, and the increased other underwriting expense ratio is largely driven by timing items.
The decrease in net services income was due to the deconsolidation of Armada, partially offset by growth in IMG and the acquisition of Assist America. Service margin, which is calculated as Net service fee income as a percentage of services revenues, increased to 14.6% for the three months ended March 31, 2026 from 13.8% for the three months ended March 31, 2025, when adjusted to exclude Armada, driven by the acquisition of Assist America.
Insurance & Services Segment
Insurance & Services gross written premium were $684.6 million for the three months ended March 31, 2026, an increase of $49.5 million, or 7.8%, compared to the three months ended March 31, 2025, primarily driven by growth in A&H, General Liability, and Surety.
Insurance & Services generated income of $38.5 million for the three months ended March 31, 2026, compared to $39.0 million for the three months ended March 31, 2025. Income for the three months ended March 31, 2026 consists of underwriting income of $30.1 million (92.0% combined ratio) and net services income of $8.4 million, compared to underwriting income of $20.1 million (94.0% combined ratio) and net services income of $18.9 million for the three months ended March 31, 2025. The improvement in underwriting income was primarily driven by a lower attritional loss ratio and increased favorable prior year loss reserve development, partially offset by increased expense ratios. For the three months ended March 31, 2026, favorable prior year loss reserve development was $15.1 million compared to $2.5 million for the three months ended March 31, 2025, primarily driven by increases in A&H due to lower than expected reported attritional losses. The increased acquisition cost ratio primarily resulted from profit commission accruals related to prior year programs, and the increased other underwriting expense ratio is largely driven by timing items. The decrease in net services income was due to the deconsolidation of Armada, partially offset by growth in IMG and the acquisition of Assist America.
Reinsurance Segment
Reinsurance gross written premium were $319.2 million for the three months ended March 31, 2026, a decrease of $35.6 million, or 10.0%, compared to the three months ended March 31, 2025, primarily driven by decreases in Property Catastrophe, Bermuda and London Specialty, and New York Casualty.
Reinsurance generated underwriting income of $40.8 million (84.2% combined ratio) for the three months ended March 31, 2026, compared to $8.4 million (97.1% combined ratio) for the three months ended March 31, 2025. The improvement in net underwriting results for the three months ended March 31, 2026 compared to the three months ended March 31, 2025 was primarily driven by a decrease in catastrophe losses of $57.7 million and a lower attritional loss ratio, partially offset by a decrease in favorable prior year loss reserve development of $14.7 million.
Investments
Net investment income decreased to $66.4 million for the three months ended March 31, 2026 compared to $71.2 million for the three months ended March 31, 2025 driven by lower yields in the current period. Net investment gains (losses) increased to $11.4 million for the three months ended March 31, 2026 compared to $(0.3) million for the three months ended March 31, 2025 primarily due to gains on private equity funds classified in Other long-term investments.
Webcast Details
The Company will hold a webcast to discuss its first quarter 2026 results at 8:30 a.m. Eastern Time on May 8, 2026. The webcast of the conference call will be available over the Internet from the Company’s website at www.siriuspt.com under the “Investor Relations” section. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call will be available by dialing 1-877-451-6152 (domestic) or 1-201-389-0879 (international). Participants should ask for the SiriusPoint Ltd. first quarter 2026 earnings call.
The online replay will be available on the Company's website immediately following the call at www.siriuspt.com under the “Investor Relations” section.

Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “believes,” “intends,” “seeks,” “anticipates,” “aims,” “plans,” “targets,” “estimates,” “expects,” “assumes,” “continues,” “guidance,” “should,” “could,” “will,” “may” and the negative of these or similar terms and phrases. These risks and uncertainties include, but are not limited to, the "Risk Factors" described in the Company's most recent Annual Report on Form 10-K and other subsequent periodic reports filed with the Securities and Exchange Commission.
All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
Non-GAAP Financial Measures and Other Financial Metrics
In presenting SiriusPoint’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). SiriusPoint’s management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of SiriusPoint’s financial performance, identifying trends in our results, and providing meaningful period-to-period comparisons. Core underwriting income, Core net services income, Core income, Core combined ratio, book value per diluted common share excluding accumulated other comprehensive income (loss) ("AOCI"), tangible book value per diluted common share, Operating net income, Core Operating net income, Operating earnings per share, Core Operating earnings per share, Operating ROE and Core Operating ROE are non-GAAP financial measures. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP figures are included in the attached financial information in accordance with Regulation G and Item 10(e) of Regulation S-K, as applicable.
About the Company
SiriusPoint is a global underwriter of insurance and reinsurance providing solutions to clients and brokers around the world. Bermuda-headquartered with offices in New York, London, Stockholm and other locations, we are listed on the New York Stock Exchange (SPNT). We have licenses to write Property & Casualty and Accident & Health insurance and reinsurance globally. Our offering and distribution capabilities are strengthened by a portfolio of strategic partnerships with Managing General Agents and Program Administrators. With approximately $3.0 billion total capital, SiriusPoint’s operating companies have a financial strength rating of A from AM Best, S&P and Fitch, and A3 from Moody’s. For more information, please visit www.siriuspt.com.
Contacts
Investor Relations
Liam Blackledge - Investor Relations and Strategy Manager
Liam.Blackledge@siriuspt.com
+ 44 203 772 3082
Media
Natalie King - Global Head of Marketing and External Communications
Natalie.King@siriuspt.com
+ 44 770 728 8817

SIRIUSPOINT LTD.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of March 31, 2026 and December 31, 2025
(expressed in millions of U.S. dollars, except per share and share amounts)

	March 31, 2026	December 31, 2025
Assets
Debt securities, available for sale, at fair value, net of allowance for credit losses of $0.0 (2025 - $0.0) (cost - $4,896.1; 2025 - $5,118.3)	$4,892.9	$5,168.6
Debt securities, trading, at fair value (cost - $111.3; 2025 - $114.6)	86.0	90.3
Short-term investments, at fair value (cost -$32.2; 2025 - $28.4)	32.5	28.3
Other long-term investments, at fair value (cost - $410.4; 2025 - $421.9) (includes related party investments at fair value of $203.8 (2025 - $216.1))	295.4	315.1
Total investments	5,306.8	5,602.3
Cash and cash equivalents	856.9	731.2
Restricted cash and cash equivalents	153.8	171.2
Due from brokers	40.1	7.5
Interest and dividends receivable	41.4	47.1
Insurance and reinsurance balances receivable, net	2,420.8	2,260.3
Deferred acquisition costs, net	403.4	384.1
Unearned premiums ceded	573.3	487.4
Loss and loss adjustment expenses recoverable, net	2,020.2	2,102.3
Deferred tax asset	256.7	267.7
Goodwill	18.6	—
Intangible assets	139.8	121.2
Other assets	251.2	272.1
Assets held for sale	—	115.2
Total assets	$12,483.0	$12,569.6
Liabilities
Loss and loss adjustment expense reserves	$5,732.7	$5,782.5
Unearned premium reserves	1,991.2	1,855.4
Reinsurance balances payable	1,455.0	1,447.6
Debt	679.6	688.6
Due to brokers	3.4	5.5
Deferred tax liability	73.4	73.0
Other liabilities	244.3	246.1
Total liabilities	10,179.6	10,098.7
Commitments and contingent liabilities
Shareholders’ equity
Series B preference shares (2025 - par value $0.10; authorized and issued: 8,000,000)	—	200.0
Common shares (issued and outstanding: 115,936,935; 2025 - 116,989,799)	11.6	11.7
Additional paid-in capital	956.4	967.7
Retained earnings	1,328.1	1,228.5
Accumulated other comprehensive income, net of tax	6.3	61.9
Shareholders’ equity attributable to SiriusPoint shareholders	2,302.4	2,469.8
Noncontrolling interests	1.0	1.1
Total shareholders’ equity	2,303.4	2,470.9
Total liabilities, noncontrolling interests and shareholders’ equity	$12,483.0	$12,569.6

SIRIUSPOINT LTD.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
For the three months ended March 31, 2026 and 2025
(expressed in millions of U.S. dollars, except per share and share amounts)

	2026	2025
Revenues
Net earned premium	$638.9	$626.7
Net investment income	66.4	71.2
Net investment gains (losses)	11.4	(0.3)
Other revenues	57.9	29.7
Total revenues	774.6	727.3
Expenses
Loss and loss adjustment expenses incurred, net	362.9	401.8
Acquisition costs, net	147.8	129.7
Other underwriting expenses	50.5	41.1
Net corporate and other expenses	71.2	60.6
Intangible asset amortization	2.6	2.9
Interest expense	16.8	18.1
Foreign exchange (gains) losses	1.3	(2.2)
Total expenses	653.1	652.0
Income before income tax expense	121.5	75.3
Income tax expense	(19.2)	(13.3)
Net income	102.3	62.0
Net income attributable to noncontrolling interests	(0.1)	(0.4)
Net income available to SiriusPoint	102.2	61.6
Dividends on Series B preference shares	(2.6)	(4.0)
Net income available to SiriusPoint common shareholders	$99.6	$57.6
Earnings per share available to SiriusPoint common shareholders
Basic earnings per share available to SiriusPoint common shareholders	$0.85	$0.50
Diluted earnings per share available to SiriusPoint common shareholders	$0.82	$0.49
Weighted average number of common shares used in the determination of earnings per share
Basic	116,725,419	115,975,961
Diluted	121,695,056	118,555,166

SIRIUSPOINT LTD.
SEGMENT REPORTING

	Three months ended March 31, 2026
	Insurance & Services	Reinsurance	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross written premium	$684.6	$319.2	$1,003.8	$—	$(0.9)	$—	$1,002.9
Net written premium	461.1	235.7	696.8	—	(1.6)	—	695.2
Net earned premium	380.1	258.2	638.3	—	0.6	—	638.9
Loss and loss adjustment expenses incurred, net	215.7	134.0	349.7	(1.8)	15.0	—	362.9
Acquisition costs, net	108.0	63.8	171.8	(23.8)	(0.2)	—	147.8
Other underwriting expenses	26.3	19.6	45.9	—	4.6	—	50.5
Underwriting income (loss)	30.1	40.8	70.9	25.6	(18.8)	—	77.7
Services revenues	54.0	—	54.0	(23.1)	—	(30.9)	—
Services expenses	46.1	—	46.1	—	—	(46.1)	—
Net services fee income	7.9	—	7.9	(23.1)	—	15.2	—
Services noncontrolling loss	0.5	—	0.5	—	—	(0.5)	—
Net services income	8.4	—	8.4	(23.1)	—	14.7	—
Segment income (loss)	38.5	40.8	79.3	2.5	(18.8)	14.7	77.7
Net investment income					66.4	—	66.4
Net investment gains (losses)					11.4	—	11.4
Other revenues					27.0	30.9	57.9
Net corporate and other expenses					(25.1)	(46.1)	(71.2)
Intangible asset amortization					(2.6)	—	(2.6)
Interest expense					(16.8)	—	(16.8)
Foreign exchange losses					(1.3)	—	(1.3)
Income before income tax expense	$38.5	$40.8	79.3	2.5	40.2	(0.5)	121.5
Income tax expense			—	—	(19.2)	—	(19.2)
Net income			79.3	2.5	21.0	(0.5)	102.3
Net income attributable to noncontrolling interest			—	—	(0.6)	0.5	(0.1)
Net income available to SiriusPoint			$79.3	$2.5	$20.4	$—	$102.2

Attritional losses	$230.8	$145.7	$376.5	$(1.8)	$0.7	$—	$375.4
Catastrophe losses	—	5.4	5.4	—	—	—	5.4
Prior year loss reserve development	(15.1)	(17.1)	(32.2)	—	14.3	—	(17.9)
Loss and loss adjustment expenses incurred, net	$215.7	$134.0	$349.7	$(1.8)	$15.0	$—	$362.9

Underwriting Ratios: (1)
Attritional loss ratio	60.7%	56.4%	59.0%				58.8%
Catastrophe loss ratio	—%	2.1%	0.8%				0.8%
Prior year loss development ratio	(4.0)%	(6.6)%	(5.0)%				(2.8)%
Loss ratio	56.7%	51.9%	54.8%				56.8%
Acquisition cost ratio	28.4%	24.7%	26.9%				23.1%
Other underwriting expenses ratio	6.9%	7.6%	7.2%				7.9%
Combined ratio	92.0%	84.2%	88.9%				87.8%
(1)Underwriting ratios are calculated by dividing the related expense by net earned premium.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Three months ended March 31, 2025
	Insurance & Services	Reinsurance	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross written premium	$635.1	$354.8	$989.9	$—	$(5.2)	$—	$984.7
Net written premium	483.5	268.5	752.0	—	(9.0)	—	743.0
Net earned premium	336.2	289.6	625.8	—	0.9	—	626.7
Loss and loss adjustment expenses incurred, net	209.9	195.3	405.2	(2.0)	(1.4)	—	401.8
Acquisition costs, net	87.3	67.1	154.4	(28.0)	3.3	—	129.7
Other underwriting expenses	18.9	18.8	37.7	—	3.4	—	41.1
Underwriting income (loss)	20.1	8.4	28.5	30.0	(4.4)	—	54.1
Services revenues	62.1	—	62.1	(30.2)	—	(31.9)	—
Services expenses	43.1	—	43.1	—	—	(43.1)	—
Net services fee income	19.0	—	19.0	(30.2)	—	11.2	—
Services noncontrolling income	(0.1)	—	(0.1)	—	—	0.1	—
Net services income	18.9	—	18.9	(30.2)	—	11.3	—
Segment income (loss)	39.0	8.4	47.4	(0.2)	(4.4)	11.3	54.1
Net investment income					71.2	—	71.2
Net investment gains (losses)					(0.3)	—	(0.3)
Other revenues					(2.2)	31.9	29.7
Net corporate and other expenses					(17.5)	(43.1)	(60.6)
Intangible asset amortization					(2.9)	—	(2.9)
Interest expense					(18.1)	—	(18.1)
Foreign exchange gains					2.2	—	2.2
Income before income tax expense	$39.0	$8.4	47.4	(0.2)	28.0	0.1	75.3
Income tax expense			—	—	(13.3)	—	(13.3)
Net income			47.4	(0.2)	14.7	0.1	62.0
Net income attributable to noncontrolling interest			—	—	(0.3)	(0.1)	(0.4)
Net income available to SiriusPoint			$47.4	$(0.2)	$14.4	$—	$61.6

Attritional losses	$207.6	$164.0	$371.6	$(2.0)	$(1.5)	$—	$368.1
Catastrophe losses	4.8	63.1	67.9	—	—	—	67.9
Prior year loss reserve development	(2.5)	(31.8)	(34.3)	—	0.1	—	(34.2)
Loss and loss adjustment expenses incurred, net	$209.9	$195.3	$405.2	$(2.0)	$(1.4)	$—	$401.8

Underwriting Ratios: (1)
Attritional loss ratio	61.7%	56.6%	59.3%				58.8%
Catastrophe loss ratio	1.4%	21.8%	10.9%				10.8%
Prior year loss development ratio	(0.7)%	(11.0)%	(5.5)%				(5.5)%
Loss ratio	62.4%	67.4%	64.7%				64.1%
Acquisition cost ratio	26.0%	23.2%	24.7%				20.7%
Other underwriting expenses ratio	5.6%	6.5%	6.0%				6.6%
Combined ratio	94.0%	97.1%	95.4%				91.4%
(1)Underwriting ratios are calculated by dividing the related expense by net earned premium.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

SIRIUSPOINT LTD.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS & OTHER FINANCIAL MEASURES
Non-GAAP Financial Measures
Core Results
Collectively, the sum of the Company's two segments, Insurance & Services and Reinsurance, constitute "Core" results. Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. We believe it is useful to review Core results as it better reflects how management views the business and reflects our decision to exit the run off business. The sum of Core results and Corporate results are equal to the consolidated results of operations.
Core underwriting income - calculated by subtracting loss and loss adjustment expenses incurred, net, acquisition costs, net, and other underwriting expenses from net premiums earned.
Core net services income - consists of services revenues which include commissions, brokerage and fee income related to consolidated MGAs, and other revenues, as well as services expenses which include direct expenses related to consolidated MGAs and services noncontrolling income which represent minority ownership interests in consolidated MGAs. Net services income is a key indicator of the profitability of the Company's services provided.
Core income - consists of two components, core underwriting income and core net services income. Core income is a key measure of our segment performance.
Core combined ratio - calculated by dividing the sum of Core loss and loss adjustment expenses incurred, net, acquisition costs, net and other underwriting expenses by Core net premiums earned. Accident year loss ratio and accident year combined ratio are calculated by excluding prior year loss reserve development to present the impact of current accident year net loss and loss adjustment expenses on the Core loss ratio and Core combined ratio, respectively. Attritional loss ratio excludes catastrophe losses from the accident year loss ratio as they are not predictable as to timing and amount. These ratios are useful indicators of our underwriting profitability.

Book Value Per Diluted Common Share Metrics
Book value per diluted common share excluding AOCI and tangible book value per diluted common share, as presented, are non-GAAP financial measures and the most directly comparable U.S. GAAP measure is book value per diluted common share. Management believes it is useful to exclude AOCI because it may fluctuate significantly between periods based on movements in interest and currency rates. Tangible book value per diluted common share excludes goodwill and intangible assets. Management believes that effects of goodwill and intangible assets are not indicative of underlying underwriting results or trends and make book value comparisons to less acquisitive peer companies less meaningful. Tangible book value per diluted common share is useful because it provides a more accurate measure of the realizable value of shareholder returns.
The following table sets forth the computation of book value per common share, book value per diluted common share, book value per diluted common share excluding AOCI, and tangible book value per diluted common share as of March 31, 2026 and December 31, 2025:

	March 31, 2026	December 31, 2025
	($ in millions, except share and per share amounts)
Common shareholders’ equity attributable to SiriusPoint common shareholders	$2,302.4	$2,269.8

Accumulated other comprehensive income, net of tax	6.3	61.9
Common shareholders’ equity attributable to SiriusPoint common shareholders ex. AOCI	2,296.1	2,207.9

Intangible assets	139.8	121.2
Goodwill	18.6	—
Tangible common shareholders' equity attributable to SiriusPoint common shareholders	$2,144.0	$2,148.6

Common shares outstanding	115,936,935	116,989,799
Effect of dilutive stock options, restricted share units and warrants	5,065,622	4,983,345
Book value per diluted common share denominator	121,002,557	121,973,144

Book value per common share	$19.86	$19.40
Book value per diluted common share	$19.03	$18.61
Book value per diluted common share ex. AOCI	$18.98	$18.10
Tangible book value per diluted common share	$17.72	$17.62
Operating and Core Operating Metrics
Operating net income, Core Operating net income, Operating earnings per share and Core Operating earnings per share are non-GAAP financial measures and the most directly comparable U.S. GAAP measures are net income and diluted earnings per share. Operating net income excludes items which we believe are not indicative of the operations of our operating businesses, including realized and unrealized gains (losses) on strategic and other investments and liability-classified capital instruments, non-recurring costs associated with acquisitions or sales of subsidiaries, income (expense) related to loss portfolio transfers, deferred tax assets attributable to the enactment of the Bermuda corporate income tax, development on COVID-19 reserves resulting from the COVID-19 reserve study performed concurrently with the settlement of the Series A Preference shares in the third quarter of 2024, and foreign exchange gains (losses). Core Operating net income also excludes the Corporate (run off) business. We believe it is useful to review Operating net income and Core Operating net income as it better reflects how we view the business, as well as provides investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics. Operating ROE is calculated by dividing annualized Operating net income for the period by average common shareholders’ equity, excluding AOCI, and after adjusting for the above noted items to arrive at Operating net income. Core Operating ROE also excludes the results of the Corporate (run off) business.

The following table sets forth the computation of Operating net income, Core Operating net income, Operating earnings per share and Core Operating earnings per share for the three months ended March 31, 2026 and 2025:

	2026	2025
	($ in millions, except share and per share amounts)
Net income available to SiriusPoint common shareholders	$99.6	$57.6
Adjustments:
Gain on sale or deconsolidation of consolidated MGAs	(25.2)	—
Losses on strategic and other investments	1.8	0.5
MGA & Strategic Investment Rationalization	(23.4)	0.5
Expense related to loss portfolio transfers	5.6	5.9
Foreign exchange (gains) losses	1.3	(2.2)
Other non-recurring items	5.3	—
Income tax expense on adjustments (1)	(2.7)	(0.8)
Operating net income	85.7	61.0
Corporate (run off) underwriting results	18.8	4.4
Income tax expense on adjustments (1)	(3.6)	(0.8)
Core Operating net income	$100.9	$64.6

Weighted average number of diluted common shares used in the determination of earnings per share	121,695,056	118,555,166
Operating diluted earnings per share	$0.70	$0.51
Core Operating diluted earnings per share	$0.83	$0.54
(1)    For the three months ended March 31, 2026 and 2025, an effective tax rate of 19% is applied to the adjustments to calculate the income tax expense, where applicable. Periods may have a different effective tax rate based on the jurisdiction of specific transactions.
The following table sets forth the computation of Operating Return on Average Common Shareholders’ Equity for the three months ended March 31, 2026 and 2025:

	2026	2025
	($ in millions, except for ratios)
Operating net income	$85.7	$61.0
Common shareholders’ equity attributable to SiriusPoint common shareholders - beginning of period	2,269.8	1,737.4
Less: Accumulated other comprehensive income (loss), net of tax - beginning of period	61.9	(4.1)
Common shareholders’ equity attributable to SiriusPoint common shareholders ex. AOCI - beginning of period	2,207.9	1,741.5
Common shareholders’ equity attributable to SiriusPoint common shareholders - end of period	2,302.4	1,825.2
Adjustments to net income to arrive at Operating net income	(13.9)	3.4
Less: Accumulated other comprehensive income, net of tax - end of period	6.3	26.4
Common shareholders’ equity attributable to SiriusPoint common shareholders ex. AOCI - end of period	2,282.2	1,802.2
Average common shareholders’ equity attributable to SiriusPoint common shareholders ex. AOCI	$2,245.1	$1,771.9
Annualized Operating ROE	15.3%	13.8%

The following table sets forth the computation of Core Operating Return on Average Common Shareholders’ Equity for the three months ended March 31, 2026 and 2025:

	2026	2025
	($ in millions, except for ratios)
Core Operating net income	$100.9	$64.6
Common shareholders’ equity attributable to SiriusPoint common shareholders - beginning of period	2,269.8	1,737.4
Less: Accumulated other comprehensive income (loss), net of tax - beginning of period	61.9	(4.1)
Common shareholders’ equity attributable to SiriusPoint common shareholders ex. AOCI - beginning of period	2,207.9	1,741.5
Common shareholders’ equity attributable to SiriusPoint common shareholders - end of period	2,302.4	1,825.2
Adjustments to net income to arrive at Core Operating net income	1.3	7.0
Less: Accumulated other comprehensive income, net of tax - end of period	6.3	26.4
Common shareholders’ equity attributable to SiriusPoint common shareholders ex. AOCI - end of period	2,297.4	1,805.8
Average common shareholders’ equity attributable to SiriusPoint common shareholders ex. AOCI	$2,252.7	$1,773.7
Annualized Core Operating ROE	17.9%	14.6%
Other Financial Measures
Annualized Return on Average Common Shareholders’ Equity Attributable to SiriusPoint Common Shareholders
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders is calculated by dividing annualized net income available to SiriusPoint common shareholders for the period by the average common shareholders’ equity determined using the common shareholders’ equity balances at the beginning and end of the period.
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders for the three months ended March 31, 2026 and 2025 was calculated as follows:

	2026	2025
	($ in millions, except for ratios)
Net income available to SiriusPoint common shareholders	$99.6	$57.6
Common shareholders’ equity attributable to SiriusPoint common shareholders - beginning of period	2,269.8	1,737.4
Common shareholders’ equity attributable to SiriusPoint common shareholders - end of period	2,302.4	1,825.2
Average common shareholders’ equity attributable to SiriusPoint common shareholders	$2,286.1	$1,781.3
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders	17.4%	12.9%